Exhibit 23.2

                         Consent of Independent Auditors

                             The Board of Directors
                       Liberty Financial Companies, Inc.:

We consent to the use of our reports included herein and incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                              /s/ KPMG Peat Marwick LLP

                              KPMG Peat Marwick LLP

Boston, Massachusetts
September 11, 1998